Exhibit 26

SIXTH AMENDMENT TO AMENDED AND

RESTATED STOCKHOLDERS’ AGREEMENT

This SIXTH AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, dated as of December 16, 2024 (this “Amendment”), by and among the Depository, NACCO Industries, Inc., a Delaware corporation (the “Corporation”), the new Participating Stockholder identified on the signature page hereto (the New Participating Stockholder”) and the Participating Stockholders under the Amended and Restated Stockholders’ Agreement, dated as of September 29, 2017 (as amended, the “Stockholders’ Agreement”), by and among the Depository, the Corporation and the Participating Stockholders. Capitalized terms defined in the Stockholders’ Agreement are used herein as so defined.

This Amendment (i) sets forth the terms and conditions on which the New Participating Stockholder will join in and become a party to the Stockholders’ Agreement and (ii) amends and restates Section 7.1 of the Stockholders’ Agreement.

Pursuant to Section 8 of the Stockholders’ Agreement, the Stockholders’ Agreement may be amended by a written instrument that (i) refers specifically to the Stockholders’ Agreement and (ii) is executed and delivered by Participating Stockholders owning 66 percent of the shares of Class B Common Stock subject to the Stockholders’ Agreement.

In consideration of the mutual promises hereinafter set forth and other good and valuable consideration had and received, the parties hereto agree as follows:

1. Representations and Warranties. The New Participating Stockholder represents and warrants to the other Participating Stockholders and the Corporation as follows:

(a) The New Participating Stockholder is the beneficial owner of, or simultaneously with the execution hereof will acquire and be deemed to be the beneficial owner of, the shares of Class B Common Stock identified below the New Participating Stockholder’s name on the signature page hereto (except as otherwise described thereon), and except as otherwise described thereon the New Participating Stockholder does not own of record or beneficially or have any interest in any other shares of Class B Common Stock or any options to purchase or rights to subscribe or otherwise acquire any other shares of Class B Common Stock other than pursuant to the Stockholders’ Agreement;

(b) The New Participating Stockholder has the right, power and authority to execute and deliver this Amendment and to perform the New Participating Stockholder’s obligations hereunder and under the Stockholders’ Agreement; if this Amendment is being executed by a trustee on behalf of a trust, such trustee has full right, power and authority to enter into this Amendment on behalf of the trust and to bind the trust and its beneficiaries to the terms hereof; if this Amendment is being executed on behalf of a Participating Stockholder Organization, the person executing this Amendment is a duly authorized representative of such Participating Stockholder Organization with full right, power and authority to execute and deliver this Amendment on behalf of the Participating Stockholder Organization and to bind the Participating Stockholder Organization to the terms hereof; the execution, delivery and performance of this Amendment by the New Participating Stockholder will not constitute a violation of, conflict with or result in a default under (i) any contract, understanding or arrangement to which the New Participating Stockholder is a party or by which the New Participating Stockholder is bound or require the consent of any other person or any party pursuant thereto; (ii) any organizational, charter or other governance documents (including, without limitation, any partnership agreement, certificate of incorporation, or bylaws) of the New Participating Stockholder, (iii) any judgment, decree or order applicable to the New Participating Stockholder; or (iv) any law, rule or regulation of any governmental body;

(c) This Amendment and the Stockholders’ Agreement constitute legal, valid and binding agreements on the part of the New Participating Stockholder; the shares of Class B Common Stock owned beneficially by the New Participating Stockholder are fully paid and nonassessable; and

(d) The shares of Class B Common Stock owned beneficially by the New Participating Stockholder are now held by the New Participating Stockholder, free and clear of all adverse claims, liens, encumbrances and security interests (except as created by the Stockholders’ Agreement and any Amendments thereto, including this Amendment, and the Restated Certificate).

2. Address for Notices. The address for all notices to the New Participating Stockholder provided pursuant to the Stockholders’ Agreement shall be the address set forth below the New Participating Stockholder’s name on the signature page hereto, or to such other address as the New Participating Stockholder may specify to the Depository.

3. Agreement to be Bound by Stockholders’ Agreement. The New Participating Stockholder agrees to be bound by all of the terms and provisions of the Stockholders’ Agreement applicable to Participating Stockholders.

4. Beneficiaries. The New Participating Stockholder acknowledges that the Corporation and each Participating Stockholder is a beneficiary of this Amendment.

5. Amendment of Stockholders’ Agreement. The Stockholders’ Agreement is hereby amended to add the New Participating Stockholder as a Participating Stockholder.

6. Signature of Amendment by Trusts, Minors and Incompetents.

(a) In order for a trust exclusively (as defined in Section 1.11 of the Stockholders’ Agreement) for the benefit of a Family Member or Members to be considered a Participating Stockholder:

(i) the trustee and all adult beneficiaries of such trusts having a current trust interest (as well as all Charitable Organization beneficiaries having a current trust interest) shall have previously signed the Stockholders’ Agreement or shall sign this Amendment as a Participating Stockholder;

2

(ii) the trustee and a parent or legal guardian, for trusts with minor beneficiaries having a current trust interest, shall sign this Amendment on behalf of any such minor beneficiaries; or (iii) the trustee and legal guardian, if any, for trusts with incompetent beneficiaries having a current trust interest, shall sign this Amendment on behalf of any such incompetent beneficiaries.

(b) If, at any time, any trust shall have an adult beneficiary (and such beneficiary is not incompetent) having a current trust interest or an ascertainable Charitable Organization beneficiary having a current trust interest and if such beneficiary has not previously signed the Stockholders’ Agreement, then if such beneficiary shall fail or be unable to sign this Amendment for a period of 30 calendar days following notification to such beneficiary of the terms of this Amendment and the Stockholders’ Agreement by the Depository and following signature of this Amendment by the trustee, the trust shall thereupon cease to be a Participating Stockholder and Section 3.2 of the Stockholders’ Agreement shall then apply as if the shares of Class B Common Stock held by the trust were then to be converted. The donor of a trust that is revocable by the donor alone, during the lifetime of such donor, shall be considered the only beneficiary thereof so long as such trust is so revocable.

(c) In the case of Class B Common Stock held by a custodian under the Uniform Transfers to Minors Act (or the practical equivalent thereof) for the benefit of a minor Family Member, the custodian shall sign this Amendment on behalf of such minor if such minor is to be considered a Participating Stockholder.

(d) In the case of Class B Common Stock held in the name of a minor Family Member, a parent or legal guardian of such minor shall sign this Amendment on behalf of such minor if such minor is to be considered a Participating Stockholder.

(e) In the case of Class B Common Stock held in the name of an incompetent Family Member, the legal guardian of such incompetent shall sign this Amendment on behalf of such incompetent if such incompetent is to be considered a Participating Stockholder.

(f) When a minor described in Section 6(c) or (d) reaches the age of majority, or an incompetent described in Section 6(e) is no longer impaired by such disability and has reached the age of majority, such Family Member shall execute and deliver an Amendment which has been executed and delivered by the Participating Stockholders (or their attorney-in-fact), the Corporation and the Depository. If such Family Member shall fail or be unable to sign such Amendment for a period of 30 calendar days following notification to such Family Member of the terms of the Stockholders’ Agreement by the Depository, such Family Member shall thereupon cease to be a Participating Stockholder and Section 3.2 of the Stockholders’ Agreement shall then apply as if the shares of Class B Common Stock were then to be converted.

3

7. Power of Attorney. The undersigned New Participating Stockholder hereby constitutes and appoints Alfred M. Rankin, Jr., John D. Neumann and Matthew J. Dilluvio and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities to:

(a) execute any and all statements under Section 13 or Section 16 of the Securities Exchange Act of 1934 of beneficial ownership of shares of Class B Common Stock subject to the Stockholders’ Agreement as amended by this Amendment, including all statements on Schedule 13D and all amendments thereto, all joint filing agreements pursuant to Rule 13d-l(k) under such Exchange Act in connection with such statements, all initial statements of beneficial ownership on Form 3 and any and all other documents to be filed with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and

(b) execute and deliver any and all Amendments whereby a Family Member, Charitable Organization or Participating Stockholder Organization becomes a Participating Stockholder or any other amendment to the Stockholders’ Agreement in accordance with Section 8 of the Stockholders’ Agreement, other than those amendments that (i) extend the term of the Stockholders’ Agreement or (ii) amend Section 2, 3, 4 or 8 of the Stockholders’ Agreement, thereby granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them, or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue of this Section 7. The grant of this power of attorney shall not be affected by any disability of the undersigned New Participating Stockholder. If applicable law requires additional or substituted language or formalities (including witnesses or acknowledgments) in order to validate the power of attorney intended to be granted by this Section 7, the New Participating Stockholder agrees to execute and deliver such additional instruments and to take such further acts as may be necessary to validate such power of attorney.

8. Amendment of Stockholders’ Agreement.

(a) Section 7.1 of the Stockholders’ Agreement is hereby amended and restated in its entirety as follows:

“All certificates representing the shares of Class B Common Stock owned of record or beneficially by the Participating Stockholders issued after the date of this Agreement shall be marked conspicuously on the face or the back thereof with a legend to the following effect:

The shares of Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc., a Delaware corporation (the “Corporation”), represented by this Certificate are subject to an Amended and Restated Stockholders’ Agreement dated as of September 29, 2017 by and among the Corporation, the Participating Stockholders (as defined therein) and the Depository (as defined therein). Pursuant to such Agreement, such shares

4

may not be sold, assigned, given, exchanged or otherwise transferred or converted into shares of Class A Common Stock, par value $1.00 per share, of the Corporation (except for transfers to certain persons specified in such Agreement) except upon compliance with certain procedures, including, without limitation, offer of such shares to certain other stockholders of the Corporation and the Corporation and, in certain situations, conversion into shares of Class A Common Stock of the Corporation. The Corporation will mail to the holder hereof a copy of such Agreement without charge within five days after receipt of a written request therefor.

Each Participating Stockholder, forthwith upon becoming the record or beneficial owner of any other shares of Class B Common Stock, and each other Family Member, Charitable Organization or Participating Stockholder Organization, forthwith upon becoming a new Participating Stockholder by executing and delivering an Amendment and becoming the record or beneficial owner of any shares of Class B Common Stock shall, to the extent legally able to do so, cause all certificates representing the same to be delivered to the Depository for the application of such legend. The Depository shall return each certificate to its Participating Stockholder owner by registered mail, return receipt requested, following the application of such legend. All of the certificates representing all shares of Class B Common Stock now or hereafter owned (of record or beneficially) by any of the Participating Stockholders shall continue to bear a restrictive legend until such shares of Class B Common Stock are converted into shares of Class A Common Stock as permitted by Section 3 hereof or, if earlier, the termination of this Agreement in accordance with the terms hereof. Any Participating Stockholder may cause possession of such certificates to be given to or retained by any pledgee to be held as security in accordance with Section 2.2 hereof upon delivery to the Depository of the written agreement of the pledgee referred to in such Section.

9. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument, without production of the others.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the New Participating Stockholder, the Participating Stockholders, the Corporation and the Depository have executed this Amendment or caused this Amendment to be executed in their respective names, all as of the date and year first above written.

AMR Associates NC, L.P.
(a new Participating Stockholder)

By:	2012 Helen R. Butler Trust U/A/D June 22, 2012
General Partner

By:	/s/ Helen R. Butler
Helen R. Butler
Trustee

Address:	5875 Landerbrook Drive, Suite 300
Cleveland, Ohio 44124-4017

Number of Shares of

Class B Common Stock

[Signature Page to Sixth Amendment to Amended and Restated Stockholders’ Agreement]

IN WITNESS WHEREOF, the New Participating Stockholder, the Participating Stockholders, the Corporation and the Depository have executed this Amendment or caused this Amendment to be executed in their respective names, all as of the date and year first above written.

NACCO INDUSTRIES, INC.

By:	/s/ John D. Neumannn
Name:	John D. Neumannn
Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Sixth Amendment to Amended and Restated Stockholders’ Agreement]

IN WITNESS WHEREOF, the New Participating Stockholder, the Participating Stockholders, the Corporation and the Depository have executed this Amendment or caused this Amendment to be executed in their respective names, all as of the date and year first above written.

NACCO INDUSTRIES, INC. as Depository

By:	/s/ John D. Neumannn
Name:	John D. Neumannn
Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Sixth Amendment to Amended and Restated Stockholders’ Agreement]

IN WITNESS WHEREOF, the New Participating Stockholder, the Participating Stockholders, the Corporation and the Depository have executed this Amendment or caused this Amendment to be executed in their respective names, all as of the date and year first above written.

THE PARTICIPATING STOCKHOLDERS

By:	/s/ Alfred M. Rankin
Alfred M. Rankin, Jr., on behalf of himself, and as Attorney-in-Fact for the Participating Stockholders listed in Exhibit A attached hereto and incorporated herein by reference

[Signature Page to Sixth Amendment to Amended and Restated Stockholders’ Agreement]

Exhibit A

PARTICIPATING STOCKHOLDERS

1.	Clara L. T. Rankin

2.	Alfred M. Rankin, Jr.

3.	Victoire G. Rankin

4.	Helen Rankin Butler (f/k/a Helen P. Rankin)

5.	Clara T. Rankin Williams (f/k/a Clara T. Rankin)

6.	Thomas T. Rankin

7.	Matthew M. Rankin

8.	James T. Rankin

9.	Claiborne R. Rankin

10.	Chloe O. Rankin

11.	Chloe R. Seelbach (f/k/a Chloe E. Rankin)

12.	Claiborne R. Rankin, Jr.

13.	Roger F. Rankin

14.	Bruce T. Rankin

15.	Rankin Management, Inc.

16.	Rankin Associates I, L.P. (f/k/a CTR Family Associates, L.P.)

17.	The Trust created under the Agreement, dated December 28, 1976, between National City Bank, as trustee, and Clara L.T. Rankin, for the benefit of grandchildren

18.	The Trust created under the Agreement, dated July 20, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Clara T. Rankin, for the benefit of Clara T. Rankin

19.

The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Alfred M. Rankin, Jr., for the benefit of Alfred M. Rankin, Jr.

20.

The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Victoire G. Rankin, for the benefit of Victoire G. Rankin

21.

The Trust created under the Agreement, dated December 29, 1967, as supplemented, amended and restated, between Thomas T. Rankin, as trustee, and Thomas T. Rankin, creating a trust for the benefit of Thomas T. Rankin

22.

The Trust created under the Agreement, dated June 22, 1971, as supplemented, amended and restated, between Claiborne R. Rankin, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Claiborne R. Rankin

23.

The Trust created under the Agreement, dated September 11, 1973, as supplemented, amended and restated, between Roger F. Rankin, as trustee, and Roger F. Rankin, creating a trust for the benefit of Roger F. Rankin

24.	The Trust created under the Agreement, dated September 28, 2000, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, for the benefit of Bruce T. Rankin

25.

The Trust created under the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Clara T. (Rankin) Williams, as trustee, and Clara T. (Rankin) Williams for the benefit of Clara T. (Rankin) Williams

26.

The Trust created under the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Helen P. (Rankin) Butler, as trustee, and Helen P. (Rankin) Butler for the benefit of Helen P. (Rankin) Butler

27.	Corbin Rankin

28.	Alison A. Rankin

29.	Alison A. Rankin, as trustee fbo A. Farnham Rankin under Irrevocable Trust No. 1, dated December 18, 1997, with Roger Rankin, Grantor

30.	Alison A. Rankin, as trustee fbo Elisabeth M. Rankin under Irrevocable Trust No. 1, dated December 18, 1997, with Roger Rankin, Grantor

31.	Rankin Associates II, L.P.

32.	John C. Butler, Jr.

33.	Clara Rankin Butler

34.	David B. H. Williams

35.	Griffin B. Butler

36.	The Claiborne R. Rankin, Jr. Revocable Trust dated August 25, 2000

37.	Alison A. Rankin as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of A. Farnham Rankin

38.	Alison A. Rankin as Trustee under Irrevocable Trust No. 2, dated September 11,2000, for the benefit of Elisabeth M. Rankin

39.	Alison A. Rankin as Trustee of the Alison A. Rankin Revocable Trust, dated September 11, 2000

40.	The Trust created under the Agreement, dated December 20, 1993 for the benefit of Matthew M. Rankin

41.	Scott Seelbach

42.	Margo Jamison Victoire Williams (by Clara Rankin Williams as Custodian)

43.	Trust created under the Agreement, dated June 1, 1995, between Chloe O. Rankin, as Trustee, and Chloe O. Rankin, for the benefit of Chloe O. Rankin

44.	Trust created by the Agreement, dated June 17, 1999, between John C. Butler, Jr., as trustee, and John C. Butler, Jr., creating a trust for the benefit of John C. Butler, Jr.

45.	Clara Rankin Butler 2002 Trust, dated November 5, 2002

46.	Griffin Bedwell Butler 2002 Trust, dated November 5, 2002

47.	Elizabeth B. Rankin

48.

Margo Jamison Victoire Williams 2004 Trust created by the Agreement, dated December 10, 2004, between David B.H. Williams, as trustee, and Clara Rankin Williams, creating a trust for the benefit of Margo Jamison Victoire Williams

49.

Helen Charles Williams 2004 Trust created by the Agreement, dated December 10, 2004, between David B.H. Williams, as trustee, and Clara Rankin Williams, creating a trust for the benefit of Helen Charles Williams

50.	Helen Charles Williams (by David B.H. Williams as Custodian)

51.	Julia L. Rankin Kuipers

52.	Trust created by the Agreement, dated December 21, 2004 for the benefit of Julia L. Rankin

53.	Thomas Parker Rankin

54.	Taplin Elizabeth Seelbach (by Scott Seelbach as Custodian)

55.	Trust created by the Agreement, dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Taplin Elizabeth Seelbach

56.	Rankin Associates IV, L.P.

57.	Trust created by the Agreement, dated May 10, 2007, between Mathew M. Rankin, as Grantor, and Mathew M. Rankin and James T. Rankin, as co-trustees, for the benefit of Mary Marshall Rankin

58.	Trust created by Agreement, dated May 10, 2007, between Mathew M. Rankin, as trustee, and James T. Rankin, creating a trust for the benefit of William Alexander Rankin

59.	Trust created by the Agreement dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Isabelle Scott Seelbach

60.	Lynne Turman Rankin

61.	Jacob A. Kuipers

62.	2012 Chloe O. Rankin Trust

63.	2012 Corbin K. Rankin Trust

64.	2012 Alison A. Rankin Trust

65.	2012 Helen R. Butler Trust

66.	2012 Clara R. Williams Trust

67.	The David B.H. Williams Trust, David B.H. Trustee u/a/d October 14, 2009

68.	Mary Marshall Rankin (by Matthew M. Rankin, as Custodian)

69.	William Alexander Rankin (by Matthew M. Rankin, as Custodian)

70.	Margaret Pollard Rankin (by James T. Rankin, as Custodian)

71.	Trust created by the Agreement, dated April 10, 2009, between Chloe R. Seelbach, as trustee, creating a trust for the benefit of Chloe R. Seelbach

72.	Trust created by the Agreement, dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Thomas Wilson Seelbach

73.	Isabelle Seelbach (by Chloe R. Seelbach, as Custodian)

74.	Elisabeth M. Rankin

75.	A. Farnham Rankin

76.	Alfred M. Rankin Jr.-Roth IRA- Brokerage Account ******

77.	John C. Butler, Jr.-Roth IRA- Brokerage Account ******

78.	BTR 2012 GST for Helen R. Butler

79.	BTR 2012 GST for Clara R. Williams

80.	BTR 2012 GST for James T. Rankin

81.	BTR 2012 GST for Matthew M. Rankin

82.	BTR 2012 GST for Thomas P. Rankin

83.	BTR 2012 GST for Chloe R. Seelbach

84.	BTR 2012 GST for Claiborne R. Rankin, Jr.

85.	BTR 2012 GST for Julia R. Kuipers

86.	BTR 2012 GST for Anne F. Rankin

87.	BTR 2012 GST for Elisabeth M. Rankin

88.	The Anne F. Rankin Trust dated August 15, 2012

89.	Trust created by the Agreement, dated August 20, 2009 between James T. Rankin, as Trustee, and James T. Rankin, creating a trust for the benefit of James T. Rankin

90.

Thomas P.K. Rankin, Trustee of the trust created by agreement, dated February 2, 2011, as supplemented, amended and restated, between Thomas P.K. Rankin, as trustee, and Thomas P.K. Rankin, creating a trust for the benefit of Thomas P.K. Rankin

91.	Claiborne R. Rankin Trust for children of Julia R. Kuipers dated December 27, 2013 under Custody Agreement dated December 27, 2013 fbo Evelyn R. Kuipers

92.	AMR Associates, LP

93.	Claiborne R. Rankin Trust for Children of Claiborne R. Rankin, Jr. dtd 08/26/2016 FBO Claiborne Read Rankin III

94.	Claiborne R. Rankin Trust for Children of Julia R. Kuipers dtd 12/27/2013 FBO Matilda Alan Kuipers

95.	Claiborne Read Rankin III (by Claiborne R. Rankin, Jr., as Custodian)

96.	Matilda Alan Kuipers (by Julia R. Kuipers, as Custodian)

97.	Vested Trust for James T. Rankin, Jr. U/A/D December 4, 2015

98.	Vested Trust for Margaret Pollard Rankin U/A/D December 4, 2015

99.	Evelyn R. Kuipers (by Julia R. Kuipers, as Custodian)

100.	James T. Rankin, Jr. (by James T. Rankin, as Custodian)

101.	Thomas Wilson Seelbach (by Chloe R. Seelbach, as Custodian)

102.

The Trust created under the Agreement, dated January 11, 1965, as supplemented, amended, and restated, between PNC Bank, as Co-Trustee, and Alfred M. Rankin, Jr., as Co-Trustee, for the benefit of the grandchildren

103.	Rankin Associates V, L.P.

104.	Rankin Associates VI, L.P.

105.	Elisabeth Marshall Rankin Trust u/a/d December 30, 2015, as amended

106.	BTR 2020 GST Trust for Clara R. Williams

107.	BTR 2020 GST Trust for Helen R. Butler

108.	BTR 2020 GST Trust for Matthew M. Rankin

109.	BTR 2020 GST Trust for James T. Rankin

110.	BTR 2020 GST Trust for Thomas P.K. Rankin

111.	BTR 2020 GST Trust for Chloe R. Seelbach

112.	BTR 2020 GST Trust for Claiborne R. Rankin, Jr.

113.	BTR 2020 GST Trust for Julia R. Kuipers

114.	BTR 2020 GST Trust for Anne E Rankin

115.	BTR 2020 GST Trust for Elisabeth M Rankin

116.	CRW 2020 GST Trust for Margo J.V. Williams

117.	CRW 2020 GST Trust for Helen C. Williams

118.	HRB 2020 GST Trust for Clara R. Butler

119.	HRB 2020 GST Trust for Griffin B. Butler

120.	JCB 2020 GST Trust for Clara R. Butler

121.	JCB 2020 GST Trust for Griffin B. Butler

122.	Corbin K. Rankin Main Trust u/a/d November 30, 2015, as amended

123.	Elizabeth B. Rankin Main Trust u/a/d November 10, 2015, as amended

124.	Lynne T. Rankin Main Trust u/a/d December 4, 2015, as amended

125.	Scott W. Seelbach Main Trust u/a/d December 22, 2015

126.	Paige J. Rankin (by Claiborne R. Rankin, Jr., as Custodian)

127.	Trust FBO Paige J. Rankin U/T/A Vested Trusts for Children of Claiborne R. Rankin, Jr., dated 8/26/2016

128.	Jacob Alan Kuipers Main Trust u/a/d April 26, 2016, as amended

129.	Lauran Rankin Main Trust u/a/d December 23, 2015, as amended

130.	Lauran C. Rankin